Exhibit 99.6



                                    CONSENT


I hereby consent to being elected as a director of The 1855 Bancorp and to being named as a person who will be so elected in this Registration Statement.



Date:  August 6, 1998                        /s/ Frederic D. Legate
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                                                 Frederic D. Legate